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                                                                      Ex. 2.6


                      CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in the registration statement of Stolt Comex Seaway S.A. on Form S-8 (file No. 33-85168) of our reports dated 10 November 1997 on our audits of the financial statements of Transfield - Stolt Comex Seaway Joint Venture as of 30 June 1997, 1996 and 1995, and for the years ended 30 June 1997 and 1996 and period ended 30 June 1995 which reports are included in the 1997 Stolt Comex Seaway S.A. Form 20-F.






COOPERS & LYBRAND


28 May 1998
Perth, Western Australia